Exhibit 99.1

VERB TECHNOLOGY COMPANY, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET

(in thousands, except share and per share data)

March 31, 2024
ASSETS

Current assets
Cash	$14,182
Prepaid expenses and other current assets	313
Total current assets	14,495

Capitalized software development costs, net	3,741
ERC receivable	1,528
Property and equipment, net	60
Operating lease right-of-use assets	208
Intangible assets, net	135
Other non-current assets	259

Total assets	$20,426

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable	$1,083
Accrued expenses	3,015
Accrued officers’ compensation	901
Notes payable, current	1,024
Preferred dividends payable	75
Operating lease liabilities, current	70

Total current liabilities	6,168

Long-term liabilities
Notes payable, non-current	113
Operating lease liabilities, non-current	144
Total liabilities	6,425

Commitments and contingencies

Stockholders’ equity
Series C Preferred Stock, $0.0001 par value, 5,000 shares authorized, 3,000 shares issued and outstanding as of March 31, 2024	2,980
Class A units, 3 shares issued and authorized as of March 31, 2024	-
Common stock, $0.0001 par value, 400,000,000 shares authorized, 79,300,788 shares issued and outstanding as of March 31, 2024	8
Additional paid-in capital	190,155
Accumulated deficit	(179,142)

Total stockholders’ equity	14,001

Total liabilities and stockholders’ equity	$20,426